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                                  EXHIBIT 23.2

                                     CONSENT


      We hereby consent to the inclusion of our reports dated May 30, 1996 as to the financial statements of Deli King, Inc. d/b/a LaCroix Food Services, Ltd., as of and for the years ended December 31, 1995 and December 31, 1994, in the Form 10-SB of Mobile Caterers, Inc. to which this is an exhibit.





D.E. Rodrigues & Company, Inc.
Fall River, Massachusetts
March 13, 1997